[LOGO OF AUTOTOTE APPEARS HERE]

                                                                     Exhibit 5.1

                                            January 27, 1998


Autotote Corporation
750 Lexington Avenue
New York, New York  10022

Ladies and Gentlemen:

                  I am the Vice President and General Counsel of Autotote Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with its Registration Statement on Form S-8 filed pursuant to the Securities Act of 1933, as amended, relating to the registration of 2,000,000 additional shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), which may be issued under the Company's 1995 Equity Incentive Plan (the "Plan"). The total number of shares of Common Stock issuable under the Plan is 4,000,000.

                  For purposes of the opinion expressed in this letter, I have examined the Certificate of Incorporation and By-laws of the Company, records of the corporate proceedings of the Company and such other documents and records of the Company as I have deemed necessary or appropriate as a basis for such opinion. In making my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as photostatic or conformed copies.

                  I am a member of the Bar of the State of New York and, for purposes of the opinion expressed in this letter, do not hold myself out as expert on, nor am I in rendering the opinion expressed herein passing on, the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

                  Based on the foregoing, and having regard to such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, upon the issuance thereof and payment therefor in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

                  I hereby consent to the inclusion of this letter as an exhibit to the Registration Statement. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                                     Very truly yours,



                                                     /s/ Martin E. Schloss
                                                     ---------------------
                                                     Martin E. Schloss